BECAUSE THE ELECTRONIC FORMAT FOR FILING FORM N-SAR DOES NOT PROVIDE ADEQUATE SPACE FOR RESPONDING TO ITEMS 74U AND 74V CORRECTLY, THE
CORRECT ANSWERS ARE AS FOLLOWS:

                    The Tamarack Funds
                Class Specific Information
                Semi-annual Dated 03/31/08

                                                  Shares
                                    Cumulative  Outstanding
Fund Name                   NAV      Dividend     in (ooo)

CLASS A
Enterprise Fund            17.55       0.02         658
Small Cap Core Fund        21.00       0.00          55
Microcap Value Fund        17.36       0.02       1,468
Value Fund                 24.61       0.67          24
Tax-Free Income Fund        8.42       0.15           8
Mid Cap Growth Fund        11.08       0.00       2,587
Large Cap Growth Fund      10.96       0.00         342
SMID Cap Growth Fund        7.76       0.00         502
Quality Fixed Income Fund   9.27       0.24          51


CLASS C
Enterprise Fund            16.88       0.00          87
Small Cap Core Fund        20.29       0.00          19
Microcap Value Fund        16.87       0.00         139
Value Fund                 24.29       0.31           1
Tax-Free Income Fund        8.42       0.12           7
Mid Cap Growth Fund        10.72       0.00          56
Large Cap Growth Fund      10.65       0.00           3
SMID Cap Growth Fund        7.43       0.00           6
Quality Fixed Income Fund   9.27       0.21          -*


CLASS I
Enterprise Fund            17.70       0.09       1,841
Small Cap Core Fund        21.25       0.04           4
Mid Cap Growth Fund        11.50       0.00       5,908
Large Cap Growth Fund      11.14       0.00          78
SMID Cap Growth Fund        8.10       0.00         274
Quality Fixed Income Fund   9.27       0.25          26


CLASS R
Enterprise Fund            17.33       0.00           2
Small Cap Core Fund        20.82       0.00           1
Microcap Value Fund        17.25       0.00          31
Value Fund                 24.55       0.58          -*
Tax-Free Income Fund        8.42       0.14          -*
Mid Cap Growth Fund        10.96       0.00           1
Large Cap Growth Fund      10.85       0.00           1
SMID Cap Growth Fund        7.63       0.00           7
Quality Fixed Income Fund   9.27       0.23           1


CLASS S
Enterprise Fund            17.70       0.09      10,813
Small Cap Core Fund        21.25       0.04       2,257
Microcap Value Fund        17.43       0.08      16,140
Value Fund                 24.63       0.78       8,556
Tax-Free Income Fund        8.42       0.16       2,005
Mid Cap Growth Fund        11.51       0.00         159
Large Cap Growth Fund      11.14       0.00       8,494
SMID Cap Growth Fund        8.10       0.00          36
Quality Fixed Income Fund   9.27       0.25       5,309

* Less than 500.